                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3, No. 333-47858) and related Prospectus of USinternetworking, Inc. for the registration of up to $150,000,000 of common stock, and to the incorporation by reference therein of our report dated March 23, 1999, with respect to the consolidated financial statements of I.I.T. Holding, Inc. and subsidiaries included in the Annual Report (Form 10-K) of USinternetworking, Inc. for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP



Baltimore, Maryland
June 15, 2001